DOUBLELINE FUNDS TRUST DOUBLELINE
OPPORTUNISTIC
CREDIT
FUND
DOUBLELINE INCOME SOLUTIONS FUND DOUBLELINE
YIELD
OPPORTUNITIES
FUND
DOUBLELINE
SHILLER
CAPE
®
ENHANCED
INCOME
FUND DOUBLELINE ETF TRUST
SUPPLEMENTAL
CODE
OF
ETHICS
FOR
PRINCIPAL
EXECUTIVE,
FINANCIAL
AND
ACCOUNTING
OFFICERS
This
Supplemental
Code
of
Ethics
(the
“Code”)
has
been
adopted
by
the
applicable Board of
Trustees (each a
“Board”
and collectively the
“Boards”)
of
the DoubleLine
Funds Trust (“DFT”), the DoubleLine ETF Trust (“DET”), the DoubleLine Opportunistic Credit Fund (“DBL”), the DoubleLine Income Solutions Fund (“DSL”), the DoubleLine Yield Opportunities Fund (“DLY”) and the DoubleLine Shiller CAPE® Enhanced Income Fund (“DUB”) (each, the “Trust” and together the “Trusts”) so that each principal executive officer, principal financial officer, principal
accounting
officer
or
controller
and
any
persons
performing
similar
functions
on behalf
of
the
Trusts
(collectively,
the
“Officers”),
regardless
of
whether
such
persons
are
employed by the Trusts, or a third party, will be guided and reminded of their responsibilities to the Trusts, other officers, shareholders of DET, DBL, DSL, DLY, DUB or of the various series of the Trust (each a “Fund” and collectively with DET, DBL, DSL, DLY and DUB, the “Funds”), and governmental authorities. Officers are required to act in accordance with the guidance and standards set forth in this Code. Officers covered by this Code are listed in Appendix A.
This
Code
is
intended
to
serve
as
the
code
of
ethics
described
in
Section 406
of
the Sarbanes-Oxley
Act
of
2002
and
Form
N-CSR.
To
the
extent
that
an
Officer
is
subject
to
a
Trust’s, code
of
ethics
adopted
pursuant
to
Rule
17j-1
of
the
Investment
Company
Act
of
1940,
as
amended (the “Rule 17j-1 Code”), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, a Trust’s governing instruments and by-laws, as amended, and all other governance and disclosure policies and documents adopted by such Trust’s Board. All Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law
or
provide
answers
to
all
questions
that
might
arise,
all
Officers
are
expected
to
use their best judgment about any particular course of action and to seek guidance as needed.
The purpose of this Code is to set standards for the Officers that are reasonably designed to deter wrongdoing and that promote:
•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely, and understandable disclosure in reports and documents that
a
Trust
files
with,
or
submits
to,
the
Securities
and
Exchange Commission (the “SEC”) and in other public communications by a Trust;
•

compliance
with
applicable
governmental
laws, rules
and
regulations;
•

the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and
•

accountability
for adherence
to
the
Code.

1.

HONEST
AND
ETHICAL
CONDUCT

a.

Honesty,
Diligence
and
Professional
Responsibility
Officers
are
expected
to
observe
both
the
form
and
the
spirit
of
the
ethical
principles contained in this Code. Officers must perform their duties and responsibilities for each Trust:
•

with honesty, diligence, and a commitment to professional and ethical responsibility;
•

carefully,
thoroughly
and
in
a
timely
manner;
and
•

in
conformity
with
applicable
professional
and
technical
standards.
Officers
who
are
certified
public
accountants
are
expected
carry
out
their
duties
and responsibilities in a manner consistent with the principles governing the accounting profession, including any
guidelines
or
principles
issued
by
the
Public
Company
Accounting
Oversight
Board or the American Institute of Certified Public Accountants from time to time.
b.

Objectivity
/
Avoidance
of
Undisclosed
Conflicts
of
Interest
In
the
performance
of
their
duties
and
responsibilities
for
a
Trust,
Officers
must
not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of persons other than a Trust.
Officers should be sensitive to the possibility of conflicts of interest, whether real or apparent,
and
are
required
to
disclose
any
actual
or
apparent
conflicts
of
interest
that
reasonably could be expected to give rise to any violation of this Code or call into question the Officer’s objectivity. While it is impossible to describe all conflicts that may arise, a conflict should be considered to exist whenever an Officer participates, directly or indirectly, in any material investment, interest,
association,
activity
or
relationship
that
a
reasonable
observer
would
view
as likely to impair the Officer’s objectivity. Disclosure of conflicts should be made to the Chief Compliance Officer or other appropriate senior executive or to a member of the Board. Officers that are unsure whether a particular fact pattern gives rise to a conflict of interest or whether a particular transaction or relationship is “material” should bring such matter to the attention of the Chief Compliance Officer.

c.

Preparation
of
Financial
Statements
Officers must not knowingly make any misrepresentations regarding a Fund’s financial statements or any facts in the preparation of a Fund’s financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the
Fund’s financial statements. This section is intended to prohibit an officerfrom knowingly:
•

making,
or
permitting
or
directing
another
to
make,
materially
false
or misleading entries in a Fund’s financial statements or records;
•

failing
to
correct
a
Fund’s
financial
statements
or
records
that
are
materially false
or
misleading
when he
or
she
has
the
authority
to
record
an entry;and
•

signing,
or
permitting
or
directing
another
to
sign,
a
document
containing materially false or misleading financial information.
No Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of a Fund are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such Officer knows that such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.
Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If an Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.
If an Officer and his or her supervisor have a disagreement or dispute relating to the preparation
of
financial
statements
or
the
recording
of
transactions,
the
Officer
should
take
the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:
•

The Officer should consider whether (i) the entry or the failure to record a transaction in the records, or
(ii) the
financial statement presentation or
the nature
or
omission
of
disclosure
in
the
financial
statements,
as
proposed
by the supervisor, represents the use of an acceptable alternative or does not materially misrepresent
the
facts
or
result
in
an
omission
of
a
material
fact. If,
after
appropriate
research
or
consultation,
the
Officer concludes
that
the matter has authoritative support and/or does not result in a material misrepresentation, the Officer need do nothing further.
•

If
the
Officer
concludes
that
(i)
the
entry
or
the
failure
to
record
a
transaction in the records, or (ii) the financial statement presentation or the nature or

omission of disclosure in the financial statements, as proposed by the supervisor, does not represent the use of
an acceptable
alternative
or
that it materially
misrepresents
the
facts
or
result
in
an
omission
of
a
material
fact, the Officer should follow the reporting procedures set forth in
Section 4 of this Code.
d.

Obligations
to
the
Independent
Auditor
of
a
Fund
In dealing with a Fund’s independent auditor, Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond fully to specific inquiries and requests by the Fund’s independent auditor.
Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead a Fund’s independent auditor in the performance of an audit of the Fund’s financial statements for the purpose of rendering such financial statements materially misleading.

2.

FULL,
FAIR,
ACCURATE,
TIMELY
AND
UNDERSTANDABLE
DISCLOSURE

It is each Trusts policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that each Trust files with, or submits to, the SEC and in any other public
communications
by
each
Trust.
Each
Trust
has
designed
and
implemented
disclosure controls and procedures to carry out this policy.
Officers
are
expected
to
use
their
best
efforts
to
promote,
facilitate,
and
prepare
full, fair, accurate, timely, and understandable disclosure in all reports and documents that each Trust files with, or submits to, the SEC and in any other public communications by a Trust.
Officers
must
review
each
Trust’s
disclosure
controls
and
procedures
to
ensure
they are aware of and carry out their duties and responsibilities in accordance therewith. Officers are responsible for monitoring the integrity and effectiveness of each Trust’s disclosure controls and procedures.

3.

COMPLIANCE
WITH
APPLICABLE
LAWS,
RULES
AND
REGULATIONS

Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of a Trust’s business. If an Officer is in doubt about the legality
or
propriety
of
an
action,
business
practice
or
policy, the
Officer
should
seek
advice
from the Officer’s supervisor or a Trust’s legal counsel.
In the performance of their work, Officers must not knowingly be a party to any illegal activity or engage in acts that would serve to discredit a Trust.
Officers are expected to promote a Trust’s compliance with applicable laws, rules and regulations. To promote such compliance, Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of a Trust about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and a Trust generally.

4.

REPORTING
OF
VIOLATIONS
OF
THIS
CODE

Officers should promptly report any conduct or actions by themselves or another Officer that
do
not
comply
or
otherwise
violate
this
Code.
Officers
and
each
Trust
shall
adhere
to the following reporting procedures:
•

Any
Officer
who
questions
whether
a
situation,
activity
or
practice
violates this Code, or is otherwise required to be reported hereunder, must immediately report
the
same
to
the
Audit
Committee
of
the
applicable
Trust or to the applicable Trust’s legal counsel. The person receiving the report shall consider the matter and respond to the Officer within a reasonable time. The Principal Executive Officer (or equivalent) shall summarize all such reports for the Board each quarter, if any.
•

The
member
of
the
Audit
Committee
receiving
the
report
shall
consider
the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Officer within a reasonable time.
•

If, after receiving a response, the reporting Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities
or
the
Fund’s
independent
auditor.
In
this
matter,
the Officer may wish to consult with his or her own legal counsel.
•

The
Audit
Committee
and
a
Trust
will
not
be
responsible
for
monitoring
or enforcing this reporting of violations policy, but rather each Officer is responsible for self-compliance with this reporting of violations policy.
•

If
the
Audit
Committee
determines
that
an
Officer
violated
this
Code,
failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of
this
Code,
a
Trust
may
take
disciplinary
action
against
any
such Officer to the extent the Audit Committee deems appropriate.
•

The identity of any Officer who reports violations or suspected violations in good
faith
will
be
maintained
in
confidence,
to
the
extent
reasonableand subject to legal and regulatory requirements, and no retaliation shall be made against
the
individual
making
such
report
and,
indeed,
any
retaliation for
the
reporting
of
a
violation
of
this
Code
shall
itself
constitute
a
violation of this Code.
•

A Trust or the Audit Committee may report violations to the appropriate authorities if or as necessary.

5.

ACCOUNTABILITY
AND
APPLICABILITY

All Officers will be held accountable for adherence to this Code. Based upon its review of the matters reported to it, the Audit Committee will determine appropriate sanctions or other actions
to
take
in
respect
of
any
violations
of
this
Code.
The
Audit
Committee
may
consider actions taken by DoubleLine in respect of Officers who are also employees of DoubleLine, choosing to accept such actions as the final sanction or impose additional sanctions as it deems necessary.
This
Code
is
applicable
to
all
Officers,
regardless
of
whether
such
persons
are
employed by a Trust or a third party. If an Officer is aware of a person (“Potential Officer”) who may be considered an Officer as defined by this Code, the Officer should inform legal counsel to a
Trust of such Potential Officer However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

6.

DISCLOSURE
OF
THIS
CODE

This
Code
must
be
disclosed
by
a
Trust
in
the
manner
prescribed
by
the
SEC,
which currently requires disclosure by at least one of the following methods:
•

by filing a
copy of
the
Code
with the
SEC;
•

by
posting
the
text of
the
Code
on the
Trusts’,
website;
or
•

by
providing,
without
charge,
a
copy
of
the
Code
to
any
person
upon
request.

7.

WAIVERS

Any waiver from a provision of this Code, including an implicit waiver, may be made only
by
the
applicable
Board
or
a
committee
of
such
Board
to
which
such
responsibility
has been
delegated.
Such
Trust
must
disclose
any
grant
of
a
waiver
that
constitutes
a
material
departure from a provision of the Code. Such disclosure currently is required to be made in the manner set forth above in Section 6 (Disclosure of this Code).

8.

AMENDMENTS

This Code may be amended or changed by the affirmative vote of a majority of a Board or Boards. Any amendment or change must be disclosed by the Trust in the manner prescribed by
the
SEC.
Currently,
disclosure
of
amendments
is
required
to
be
made
in
the
manner set
forth
above
in
Section
6
(Disclosure
of
this
Code),
provided
that
the
Trusts
are
not
required
to disclose any amendment that is purely technical, administrative, or otherwise non-substantive in nature. Any amendments to this Code will be provided to the Officers.

9.

INTERNAL
USE

The Code is intended solely for the internal use by the Trusts and does not constitute an
admission,
by
or
on
behalf
of
any
Trust,
as
to
any
fact,
circumstance,
or legal conclusion.

History
of
Amendments

Updated
and
effective
as
of
May
2022
Approved
by
the
Boards
of
DFT,
DET
and
the
Closed-End
Funds:
May
19,
2022
Updated
and
effective
as
of
February
2022
Approved
by
the
Boards
of
DFT,
DET,
DSL,
DBL
and
DLY:
February
15,
2022
Updated
and
effective
as
of
February
2020
Approved
by
the
Boards
of
DFT,
DSL,
DBL
and
DLY:
November
21,
2019 Last reviewed November 2019
Approved
by
the
DFT
Board
of
Trustees:
March
25,
2010
Reviewed
and
approved
by
the
DFT
Board
of
Trustees:
March
19,
2013

Approved
by
the
DoubleLine
Opportunistic
Credit
Fund
Board
of
Trustees:
August
24,
2011
Reviewed
and
approved
by
the
DoubleLine
Opportunistic
Credit
Fund
Board
of
Trustees:
March
19,
2013 Approved by the DoubleLine Equity Funds Board of Trustees: March 19, 2013
Approved
by
the
DoubleLine
Income
Solutions
Funds
Board
of
Trustees:
March
19,
2013 Reviewed and Approved by the Boards of DFT, DEF, DBL and DSL: February 26, 2015

Appendix
A

Persons
Covered
by
this
Code
of
Conduct:
Ronald
R.
Redell,
Principal
Executive
Officer Henry V. Chase, Principal Financial Officer